Exhibit 3.309

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “VOIP TRANSFERS (AL), LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRTIETH DAY OF MAY, A.D. 2014, AT 2:08 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “VOIP TRANSFERS (AL), LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
5542704 8100H	Authentication: 202957482
SR# 20165704336	Date: 09-08-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

FIRST. The name of the limited liability company is

VOIP Transfers (AL), LLC

SECOND. The purpose of the company is to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Limited Liability Company Act.

THIRD. The duration of the company shall be perpetual.

FOURTH: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its Registered Agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 30th day of May, 2014.

BY:	/s/ Thomas E. Proost
Thomas E. Proost
Authorized Person